INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-84842 of The Bear Stearns Funds on Form N-1A of our report dated May 9, 1997 appearing in the Annual Report of S&P STARS Portfolio for the year ended March 31, 1997. We also consent to the reference to us under the heading "Condensed Financial Information" appearing in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE
Dublin, Ireland
June 27, 1997